CONSULTING AGREEMENT

	THIS CONSULTING AGREEMENT (this "Agreement") is entered into this 31st day of December, 1998 by and between Sheldahl, Inc., a Minnesota corporation ("Company") and James E. Donaghy ("Donaghy").

W I T N E S S E T H:

	In consideration of the covenants and agreements herein set forth and of the mutual benefits accruing to Company and to Donaghy from the consulting relationship to be established between the parties by the terms of this Agreement, Company and Donaghy agree as follows:

1.	Consulting Relationship.  As of January 1, 1999, Company will retain
Donaghy and Donaghy will be retained by Company, as an independent consultant and not as an employee, on the terms and conditions described herein. The consulting arrangement shall terminate on August 27, 1999, unless an earlier or later date is agreed upon by the parties in writing prior to that date.

2.	Consulting Services.  During the term of this Agreement, Donaghy will, with a reasonable degree of skill and care, perform such duties and execute the policies of Company as reasonably requested by its Board of Directors; provided, that said duties and policies will not be inconsistent with the nature of the duties performed by Donaghy during his active service with Company as an officer and employee thereof. Such duties shall include the following:

(a) 	Establish new relationships with investment bankers and improve analyst coverage;

(b)	Develop market partners;

(c)	Identify a chip industry candidate for the Company's Board of
Directors;

(d)	Continue to develop the Shinko, Hitachi, and Sumitomo Bakelite relationships;

(e)	Manage a transition with the Company's large investors;

(f)	Participate in the quarterly conference calls; and

(g)	Assist in capital raising.

(h)	Introduce management team to Institute of Printed Circuitry and manage appropriate transition.

3.	Compensation.  During the term of this Agreement, the Company agrees to pay Donaghy at an annual rate of One Hundred Seventy-Five Thousand Dollars ($175,000), payable in pro rata installments on the first and fifteenth day of each month, the first such payment due on January 15, 1999.

4.	Restrictions on Competition.  So long as payments are being made to
Donaghy under this Agreement, Donaghy shall not, without the prior written consent of the Company, accept employment or render service to any person, firm or corporation directly or indirectly in competition with the Company or affiliate thereof, in the United States or any of its territories or possessions, or directly or indirectly enter into or in any manner take part in or lend his name, counsel or assistance to any venture, enterprise, business or endeavor, either as proprietor, principal, investor, partner, director, officer, employee, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever for any purpose which would be competitive with the business of the Company or any affiliate thereof, provided, however, that the foregoing shall not be deemed to prohibit Donaghy from acquiring an equity interest not in excess of five percent (5%) in any company, the shares of which are listed on any national stock exchange or are traded and quoted on the National Association of Securities Dealers Automated Quotations System.

5.	Title to Certain Tangible Property.  All tangible materials (whether original or duplicate) including, but not in any way limited to, equipment purchase agreements, file or data base materials in whatever form, books, manuals, sales literature, equipment price lists, training materials, customer lists and records, customer files, correspondence, documents, contracts, orders, messages, memoranda, notes, agreements, invoices, receipts, lists, software listings or printouts, specifications, models, computer programs, and records of any kind in the possession or control of Donaghy which in any way relate or pertain to Company's business, including the business of the subsidiaries or affiliates of Company, whether furnished to Donaghy by Company or prepared, compiled or required by Donaghy during his consulting relationship with Company, shall be the sole property of Company. At any time upon request of Company, and in any event promptly upon termination of this Agreement, Donaghy shall deliver all such materials to Company.

6.	Trade Secrets and Confidential Information.  During the term of the
Agreement or at any time thereafter, Donaghy will not, without the express written consent of Company directly or indirectly communicate or divulge to, or use for his own benefit or the benefit of any other person, firm, association or corporation, any of Company's or its subsidiaries' or affiliates' trade secrets, proprietary data or other confidential information including, by way of illustration, the information described in Section 5, which trade secrets, proprietary data and other confidential information were communicated to or otherwise learned or acquired by Donaghy in the course of the consulting relationship covered by this Agreement, except that Donaghy may disclose such matters to the extent that disclosure is required (a) in the course of the consulting relationship with Company, or (b) by a Court or other governmental agency of competent jurisdiction. As long as such matters remain trade secrets, proprietary data or other confidential information, Donaghy will not use such trade secrets, proprietary data or other confidential information in any way or in any capacity other than pursuant to this Agreement and to further the Company's interests.

7.	The Complete Agreement.  This Agreement represents the complete
Agreement between Company and Donaghy concerning the subject matter hereof and supersedes all prior agreements or understandings, written or oral. No attempted modification or waiver of any of the provisions hereof shall be binding on either party unless in writing and signed by both Donaghy and Company.

8.	General Provisions.

(a)	Notices.  Any notice required or permitted to be given hereunder shall be in writing and shall be effective three business days after it is properly sent by registered or certified mail, if to the Company to President, Sheldahl, Inc., 1150 Sheldahl Road, Northfield, Minnesota 55057, or if to Donaghy at his resident address, or to such other address as either party may from time to time designate by notice.

(b)	Assignability.  This Agreement may not be assigned by either party without the prior written consent of the other party, except that no consent is necessary for the Company to assign this Agreement to a corporation succeeding to substantially all of the assets or business of the Company whether by merger, consolidation, acquisition or otherwise, so long as such successor corporation expressly assumes all of the obligations of the Company under this Agreement. This Agreement shall be binding upon Donaghy, his heirs and permitted assigns and the Company, its successors and permitted assigns.

(c)	Independent Contractor.  Donaghy is an independent contractor and not an employee, partner or co-venturer of, or in any other service relationship with, the Company, and the manner in which Donaghy's services are rendered shall be within Donaghy's sole control and discretion. Donaghy shall be responsible for all payroll and other taxes arising from compensation and other amounts paid under this Agreement.

(d)	Termination.  Either the Company or Donaghy may terminate this
Agreement at any time on thirty (30) days' prior written notice upon a material breach of the provisions of this Agreement if such breach has not been cured during such notice period. On termination of this Agreement Donaghy shall deliver to the Company all Company property and information in the possession of Donaghy or any of his employees, representatives or agents.

(e)	Damages.  Donaghy acknowledges that a breach of any of the terms of Sections 4, 5 or 6 of this Agreement will render irreparable harm to the Company, and that a remedy at law for breach or threatened breach of the Agreement is inadequate, and that the Company shall therefore be entitled to any and all equitable relief, including, but not limited to, injunctive relief, and to any other remedy that may be available under any applicable law or agreement between the parties.

(f)	Acknowledgment.  Donaghy acknowledges and agrees that the
restrictions, covenants, agreements and obligations contained in this Agreement hereof are reasonable and necessary for the protection of the legitimate interests of the Company. Donaghy represents and warrants that Donaghy has not previously assumed any obligations inconsistent with those undertaken by Donaghy under this Agreement.

(g)	Waiver.  The waiver by the Company of a breach of any provision of this Agreement by Donaghy shall not operate or be construed as a waiver of a subsequent breach by Donaghy.

(h)	Applicable Law.  It is the intention of the parties hereto that all questions with respect to the construction and performance of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Minnesota.

						SHELDAHL, INC.



						By	/s/ Kenneth J. Roering
							Kenneth J. Roering
						Its Vice Chairman of the Board



/s/ James E. Donaghy
James E. Donaghy